Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, GE Global Insurance Note-Backed Series 2003-19
*CUSIP:    21988K602       Class     A-1
           21988KAF4       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of          December 12, 2003.....                            $0.00
         Scheduled Income received on securities.....            $1,330,000.00
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to Class A-1 Holders.....                   -$399,000.00
         Distribution to Class A-2 Holders.....                    -$66,500.00
         Distribution to Depositor.....                           -$864,500.00
         Distribution to Trustee.....                                   -$0.00
Balance as of         February 15, 2004.....                             $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         December 12, 2003.....                             $0.00
         Scheduled principal payment received on securities.....         $0.00

LESS:
         Distribution to Holders.....                                   -$0.00
Balance as of         February 15, 2004.....                             $0.00


        UNDERLYING SECURITIES HELD AS OF              February 15, 2004

        Principal Amount                         Title of Security
        ----------------                         -----------------

          $38,000,000              GE Global Insurance Holding Corporation, 7%
                                   Notes due February 15, 2026
                                   *CUSIP:        36158FAA8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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